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                                                                    Exhibit 10.4

August 23, 1999

PERSONAL & CONFIDENTIAL

Mr. John H. Morris
Executive Vice President
RPM, Inc.
2628 Pearl Road
Medina, Ohio  44256

Re: Retirement Letter Agreement
    ---------------------------

Dear Jay:

         Please accept this Letter Agreement as confirmation of the recent discussions in which you have agreed to retire as Executive Vice President of RPM, Inc. ("RPM"), effective November 30, 1999 and to serve as an employed consultant thereafter until January 31, 2000. We have designed a retirement package to provide you with a measure of financial protection and benefits coverage. You should also know that this package has been reviewed and approved by RPM's Board of Directors. Accordingly, the following confirms the agreement between RPM and you relating to your retirement including, without limitation, the specifics of your compensation and benefits package, release, and various continuing obligations to RPM. You have also agreed that you will not stand for re-election to the RPM Board of Directors (and all subsidiary boards and officer positions) in October 1999.

         1. RETIREMENT. We acknowledge and mutually agree to treat your retirement as Executive Vice President of RPM as a voluntary retirement, effective November 30, 1999 ("Retirement Date"). From the date of this Letter Agreement until January 31, 2000 ("Consulting Period"), your primary duties of responsibility shall be to provide transitional assistance as may be requested by the Chairman of RPM in connection with the planned restructuring and reorganization of RPM's operations.

         2. COMPENSATION/CONSULTING. In consideration of the covenants and releases contained in this Letter Agreement, your consulting services to RPM, and in lieu of any payments which may be due under the Employment Agreement originally dated July 19, 1988 and subsequently amended July 15, 1998, RPM will pay you a total of $780,000 as follows: one payment of $32,500 will be paid to you on or before December 31, 1999 and the remaining $747,500 will be paid in a lump sum on or before the end of the Consulting Period.

         3. BONUS. In addition to the foregoing compensation, RPM will pay you a Fiscal 1999 bonus of $290,000. This bonus will be payable in the ordinary course as and when authorized by RPM's Compensation Committee. You hereby acknowledge and we agree that you will not be eligible for and will not receive any further bonus thereafter.

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John H. Morris
August 23, 1999
Page 2

         4. 401 (k) PLAN. You shall be permitted to continue participating in and contributing to the RPM 401(k) plan as an employee of RPM through the end of the Consulting Period, subject to the terms and conditions of the plan and to applicable federal, state and local laws, rules and regulations. Any standard "employer match" of contributions will be made through the end of the Consulting Period.

         5. BENEFITS. Except as set forth below, your benefit coverage as an employee under RPM's medical and dental plans will continue for you and your spouse at RPM's cost until your 65th birthday or until you are covered by another employer's plan, whichever may occur earlier. Thereafter, you and your spouse's medical and dental coverage will be your sole responsibility, but you both will be able to participate (at your expense) in RPM's medical and dental plans. Any conversion or retiree rights you have under the health plan and any rights you may have under the federal Consolidated Omnibus Budget Reconciliation Act, as amended ("COBRA") will be described in a separate letter once RPM's coverage period ends. Your Split Dollar and GRIP RPM paid life insurance benefits will be maintained until December 1, 2001. After that date, the Split Dollar life insurance of 1 1/2 times will be in effect. Thereafter, your conversion options will be explained to you in detail by RPM's agent.

         6. LUMP SUM PENSION/SERP CALCULATION AND PAYMENT. You will be eligible for and will receive as lump sum payments on or before January 31, 2000, your total available pension and SERP as calculated to age 62. Although the definitive calculations under each plan will not finally be determined until January 31, 2000, the amount of such payments in combination will be no less than $2,241,512. We further agree that all Restricted Share grants previously awarded to you under the RPM, Inc. Restricted Stock Plan (the details of which are set forth in Exhibit B) will be forfeited and we recognize that the full value of your SERP has been credited back to and included in the total lump sum calculation.

         7. STOCK OPTIONS. All stock options vest immediately (a list of which is set forth in Exhibit A) and may be exercised at any time during the term of the Consulting Period. 1997 and 1998 grants can be exercised up to three (3) years following the Consulting Period. 1996 and earlier to be exercised by January 31, 2000.

         8. VACATION PAY. You agree that you have been fully paid for any and all accrued and earned but unused vacation days and that no further vacation pay will accrue or be payable after the Retirement Date.

         9. COMPANY LEASED AUTOMOBILE. RPM will continue to pay your lease payment with Creager Leasing until the end of the Consulting Period. Thereafter, you must either immediately purchase the car, take over the lease or immediately return the car to RPM, all in accordance with RPM's applicable leased car policies. If necessary, you agree to endorse or otherwise sign any instrument of title or registration as may be necessary to effect the transfer or surrender of the vehicle.

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John H. Morris
August 23, 1999
Page 3

         10. GENERAL RELEASE. In consideration for the promises made by the parties and the payments to be made and other consideration to be provided by RPM under this Letter Agreement, the receipt and sufficiency of which are hereby acknowledged, you hereby release and forever discharge RPM and its employees, agents, subsidiaries, affiliated companies, officers, directors, successors, assigns and trustees, administrators and fiduciaries of any employee benefit program which RPM or its subsidiaries or affiliates serve in any capacity, from any and all claims, demands, causes of action or liabilities, which you ever had or now have arising out of or in any way connected with your employment with and/or retirement from RPM. Without limiting the generality of the foregoing, this release applies to any right which you have or may have to commence or maintain a charge or action alleging discrimination under any federal, state or local statute (whether before a court or an administrative agency), including, but not limited to, the Age Discrimination in Employment Act of 1967, Rehabilitation Act of 1973, the Older Worker's Benefits Protection Act of 1990, the Civil Rights Act of 1866, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Equal Pay Act of 1963, the National Labor Relations Act, the Ohio Civil Rights Act, all as amended and shall be amended from time to time, and to any right which you have or may have to commence or maintain a claim for attorneys' fees, wrongful discharge, constructive discharge, estoppel, breach of contract (including, without limitation, any claim of express or implied contract of employment and the breach thereof), damage to personal or professional reputation, misrepresentation, intentional or negligent infliction of emotional distress, monetary or equitable relief and payment of wages or any other employee fringe benefit (except as expressly provided for in this Letter Agreement) and all other claims of discrimination or retaliation of any type or basis. You warrant and represent that you have not directly or indirectly transferred or assigned rights or causes of action against RPM. You agree not to make, assert or maintain any charge, claim, demand or action that would be covered by this release. You agree that if you do make, assert or maintain any charge, claim, demand or action that would be covered by this release, you will return all payments made to you pursuant to this Letter Agreement. You agree that you will not apply for employment with RPM or its subsidiaries, affiliates, successors or assigns in the future and that you waive any right you may have to reinstatement. If you breach this provision, you agree to indemnify RPM and its employees, agents, subsidiaries, affiliated companies, officers, directors, successors and assigns, against all liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees, related to such breach.

         11. ADEA WAVER. You acknowledge that this Letter Agreement includes a waiver of any rights and claims arising under the Age Discrimination in Employment Act. You understand that you are not waiving rights or claims arising under the Age Discrimination in Employment Act that may arise after the date this Letter Agreement is executed. You acknowledge that the consideration you are receiving in exchange for this waiver of the rights and claims specified herein exceeds anything of value to which you already are entitled. You acknowledge that you are hereby advised in writing to consult with an attorney prior to executing this Letter Agreement. You represent and agree that

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John H. Morris
August 23, 1999
Page 4

you fully understand your right to discuss all aspects of this Letter Agreement with legal counsel and, to the extent you deem appropriate, you have fully availed yourself of this right. You acknowledge that you have entered into this Letter Agreement knowingly and voluntarily with full understanding of its terms and after having had the opportunity to seek and receive advice and counsel from your attorney. You acknowledge that you have been given a period of at least twenty-one (21) days within which to consider this Letter Agreement and your signature on the last page of this Letter Agreement indicates that you have had the benefit of that period. You acknowledge and agree that you are not entitled to a greater time period under applicable law. You understand that you may revoke this Letter Agreement during the seven (7) days following the execution of this Letter Agreement and that the Letter Agreement will not become effective until that seven (7) day revocation period has expired. Any such revocation must be made in writing to me at RPM, Inc., 2628 Pearl Road, Medina, OH 44256 within such seven (7) day period.

         12. CONFIDENTIALITY. You agree that the terms of this Letter Agreement are confidential and you covenant and promise not to disclose any of the terms hereof to any third party, with the exception of your spouse and your legal, tax or financial advisors, and that you will be responsible for ensuring each of their compliance with these terms. You acknowledge and agree that RPM may disclose the terms of this Letter Agreement pursuant to its SEC or other legal reporting obligations. You agree that at no time will you utilize for your personal benefit or to the detriment of RPM or its subsidiaries or affiliates, or will you disclose, directly or indirectly, to any person, any Confidential Information without RPM's prior written consent. For purposes of this Letter Agreement, "Confidential Information" shall include, but not be limited to, any knowledge or information not already available to the public which you may have acquired during the period of your employment concerning RPM's products, inventions, formulations, designs, manufacturing, marketing, selling, pricing, suppliers, processes, customers and their requirements, employees, business or financial information and plans, scientific or technical information, trade secrets, accounting or tax information or other private or confidential matters of RPM or its subsidiaries or affiliates.

         13. RETURN OF ITEMS. On or before the Retirement Date, and immediately upon request by RPM, you shall return any and all records and copies of records dealing with the operations and activities of RPM, its subsidiaries or affiliates, all Confidential Information and any and all property belonging to RPM including, but not limited to, RPM issued credit cards (e.g. air travel, telephone, car rental etc.), files, computer stored data, equipment, catalogs, samples, phones, documents or other such RPM property. If between the Retirement Date and the end of the Consulting Period, you come to possess any RPM property described above or similar to that described above, you will return it on or before the end of the Consulting Period, or immediately upon request by RPM.

         14. NON-SOLICITATION/NON-COMPETE/COOPERATION.

         (a) From the Retirement Date through November 30, 2001, you agree that you will not in any way solicit, attempt to solicit or assist others in soliciting or inducing

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John H. Morris
August 23, 1999
Page 5


employees to leave RPM or its affiliates, or hire or attempt to hire any RPM or its affiliates' employees into any business.

         (b) RPM recognizes that you have a legitimate right to pursue business opportunities after the end of the Consulting Period and you recognize that RPM has a legitimate and vital interest in protecting its competitive position in the paint and coatings industry. In order to accommodate both parties legitimate business interests and clarify their respective rights and obligations, you acknowledge that the following list of companies, which includes all of their respective affiliates owned as of the date of this Letter Agreement ("Competitive Companies") have businesses that directly compete with affiliates of RPM. In recognition of this fact and in consideration of the compensation and other benefits you will be receiving under this Letter Agreement, from the Retirement Date through November 30, 2001, you agree that you will not, directly or indirectly, own, manage, operate, control, be employed by, consult with, or in any way be connected with any of the Competitive Companies. You further acknowledge and agree that this restriction is necessary to protect RPM's trade secrets and Confidential Information, and that the restrictions in time and scope are reasonable and necessary to further RPM's legitimate business interests and protect its competitive position in the industrial and consumer paint and coatings industry.

Competitive Companies: Akzo Nobel; Ferro Corporation; H.B. Fuller; Imperial Chemical Industries PLC; Lawter International, Inc.; Lilly Industries, Inc.; NL Industries; PPG Industries, Inc.; Rohm and Haas Company; The Sherwin-Williams Company; SKW/Master Builders; and Valspar Corporation.

         (c) You agree to continue to cooperate fully with RPM and its affiliated companies in defending various lawsuits, including but not limited to, (upon reasonable advance notice), giving deposition and/or witness testimony in cases brought by Terry Merrill and Dennis Wolf until such time as these cases are finally adjudicated, settled or otherwise dismissed.

         15. NON-DISPARAGEMENT. RPM and you mutually agree to not, directly or indirectly, individually or in concert with others, engage in any conduct or make any statement that is calculated or likely to have the effect of undermining, disparaging or otherwise reflecting poorly upon the reputation of you or RPM, or your or its goodwill, products, or business opportunities or that is in any manner detrimental to you or RPM and its employees, agents, subsidiaries, affiliated companies, officers, directors, successors and assigns.

         16. NO ENCOURAGEMENT OF CLAIMS. You will not encourage or assist any person who is preparing to or actually files a lawsuit, charge, claim or complaint against RPM unless you are required to render such assistance pursuant to a lawful subpoena or other legal obligation.


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John H. Morris
August 23, 1999
Page 6


         17. NON-LIABILITY. This Letter Agreement is not intended to constitute and should not be construed as constituting an admission of fault, wrongdoing or liability by either party, but rather reflects the desire of the parties to resolve fairly and amicably any past, present or future disputes or claims.

         18. MISCELLANEOUS PROVISIONS. You acknowledge and agree that this Letter Agreement has been provided to you and that it fully satisfies all notice and other requirements under all applicable federal and Ohio laws, rules and regulations.

         19. CHOICE OF LAWS. The provisions of this Letter Agreement shall be construed in accordance with the internal laws, but not the laws of conflicts, applicable to agreements made in Ohio.

         20. SURVIVOR BENEFITS. In the event of your death before January 31, 2000, then, notwithstanding your death, all payments by RPM provided for in this Letter Agreement (to the extent not then paid), including but not limited to those payments referred to in Sections 2, 3 and 6 hereof, shall be paid to your spouse or to your estate. In the event of your death at any time before January 12, 2007 (your 65th birthday) then, notwithstanding your death, benefit coverage under RPM's medical and dental plans referred to in Section 5 hereof will continue for your spouse at RPM's cost until January 12, 2007.

         21. ENTIRE AGREEMENT/SEVERABILITY. This Letter Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, if any, between the parties relating to the subject matter hereof. If any provision in this Letter Agreement is held to be excessively broad, it shall be limited to the extent necessary to comply with applicable law. If any provision in this Letter Agreement shall, notwithstanding the preceding sentence, be held unenforceable by a court of competent jurisdiction, such enforceability shall not affect any other provision of this Letter Agreement.

         22. COUNTERPARTS. This Letter Agreement may be signed in single or separate counterparts, each of which shall constitute an original.

         23. SUCCESSORS AND ASSIGNS. This Letter Agreement shall be binding upon and inure to the benefit of you and your heirs, executors, administrators and personal representatives and shall be binding upon and inure to the benefit of RPM, its affiliated companies and their respective successors and assigns. All obligations of RPM under this Letter Agreement shall continue to be binding upon RPM and its successors and assigns regardless of any change in control of RPM, however precipitated and whether or not approved by RPM's Board of Directors. If, following a change of control, RPM or any successor or assign, as the case may be, fails to fully comply with any obligation to you, your spouse or your estate, RPM hereby irrevocably authorizes you, your spouse or your personal representative to retain counsel, at RPM's expense, to enforce your rights by whatever legal actions such counsel deems necessary and appropriate.

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John H. Morris
August 23, 1999
Page 7


         24. ACKNOWLEDGEMENT. YOU REPRESENT AND AGREE THAT YOU FULLY UNDERSTAND YOUR RIGHT TO DISCUSS ALL ASPECTS OF THIS LETTER AGREEMENT WITH LEGAL COUNSEL AND, TO THE EXTENT YOU DEEM APPROPRIATE, YOU HAVE FULLY AVAILED YOURSELF OF THIS RIGHT, AND YOU HAVE CAREFULLY READ AND FULLY UNDERSTAND ALL THE PROVISIONS OF THIS LETTER AGREEMENT AND ARE VOLUNTARILY ENTERING INTO THIS LETTER AGREEMENT. THE RELEASE IN THIS LETTER AGREEMENT COVERS BOTH CLAIMS THAT YOU KNOW ABOUT AND CLAIMS WHICH YOU MAY BE UNAWARE OF OR OTHERWISE NOT KNOW ABOUT. YOU EXPRESSLY WAIVE ALL RIGHTS AFFORDED BY LAW, RULE OR REGULATION WHICH LIMITS THE EFFECT OF YOUR RELEASE WITH RESPECT TO UNKNOWN CLAIMS. YOU UNDERSTAND THE SIGNIFICANCE OF YOUR RELEASE OF UNKNOWN CLAIMS AND YOUR WAIVER OF STATUTORY PROTECTION AGAINST A RELEASE OF UNKNOWN CLAIMS.

If you have any questions or require any assistance in these matters, please feel free to contact me. I wish you luck in your future endeavors.

Very truly yours,

RPM, Inc.

/s/ Ronald A. Rice

Ronald A. Rice
Vice President


cc: P. Kelly Tompkins, Vice President, General Counsel & Secretary
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I HAVE READ, UNDERSTAND AND ACCEPT ALL OF THE TERMS AND CONDITIONS AS SET FORTH
IN THIS LETTER AGREEMENT.

JOHN H. MORRIS



/s/ John H. Morris                          WITNESS: /s/ Mary Ann Peterman
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[SIGNATURE]                                         [SIGNATURE]

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